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                                  EXHIBIT 10.18

                            ACCOUNT CONTROL AGREEMENT
                    Salomon Smith Barney Inc. Account Number

TO: Salomon Smith Barney Inc. ("Salomon Smith Barney"), Security Intermediary

DATE: March 16, 2001

Gentlemen:

The undersigned GLENN EHLEY (hereinafter "Pledgor") and AIRNET COMMUNICATIONS CORP. (hereinafter "Secured Party") entered into a promissory note dated , ("Note") pursuant to which a security interest in all present and future assets (hereinafter defined) in the Account (hereinafter defined) of the Pledgor is granted by the Pledgor to the Secured Party (The "Security Interest"). In connection therewith, the Pledgor hereby instructs you to:

         1. establish a cash securities account, which is to be known as "AIRNET COMMUNICATIONS CORP. Secured Party, f/b/o GLENN EHLEY" (the "Account");

         2. place the assets, including all financial assets, securities, entitlements and all other assets now or hereinafter received in such Account, (together the "Assets") including without limitation those assets listed in Exhibit A attached hereto and made a part hereof, into the Account. The Assets are pledged according to the terms of the Security Agreement. As long as the Assets are pledged to Secured Party, Salomon Smith Barney will not invade the Assets to cover margin debits or calls in any other accounts of the Pledgor; Salomon Smith Barney agrees that, except for liens resulting from commissions, fees, or charges based upon transactions in the Account pursuant to its Client Agreement with Pledgor, it subordinates in favor of Secured Party any security interest, lien or right of setoff Salomon Smith Barney may have, acknowledges that neither it, its subsidiaries or its affiliates has or will assert a lien on the Assets, and acknowledges that it has not received notice of any other security interest in such Assets. In the event any such notice is received, Salomon Smith Barney will promptly notify Secured Party. Pledgor herein represents that the Assets are free and clear of any lien or encumbrances, and agrees that, with the exception of the security interest herein, no further or additional liens or encumbrances will be placed on the Assets without the express written consent of both Secured Party and Salomon Smith Barney;
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         3.       maintain the Assets pledged as described in Exhibit A attached hereto, the proceeds from the sale of any such Assets, and any income derived therefrom, in the Account. Secured Party and Pledgor acknowledge and agree that Salomon Smith Barney shall not be held responsible for any decline in the market value of the Assets or to notify Secured Party or Pledgor of any such decline in the market value of the Assets, or to take any action with regard to such Assets except upon the specific written directions stated herein;

         4. provide to Secured Party, so long as this agreement remains in effect, with a duplicate copy to Pledgor, a monthly statement of Assets and a confirmation statement of each transaction effected in the Account after such transaction is effected.

The Pledgor and Secured Party consent and agree that the only entitlement orders that shall be given to Salomon Smith Barney in regard to or in connection with the Account shall be given by and Authorized Officer of Secured Party, except that the Pledgor may give instructions to enter into purchase or sale transactions in the Account. Pledgor shall not instruct Salomon Smith Barney to deliver and, except as may be required by law or by court order, Salomon Smith Barney shall not deliver cash and/or securities, or proceeds from the sale of , or distributions on, such securities out of the Account to the Pledgor or to any other person or entity. Upon written notice by an Authorized Officer of Secured Party, Salomon Smith Barney shall comply with the entitlement orders and instructions of Secured Party without the consent of Pledgor or any other person (it being understood and agreed that Salomon Smith Barney shall have no duty or obligation whatsoever of any kind or character to have knowledge of the terms of the Security Agreement or to determine whether or not an event of default exists). Pledgor hereby agrees to indemnify and hold harmless Salomon Smith Barney, its affiliates officers and employees from and against any and all claims, actions, liabilities, lawsuits, losses damages, costs or expenses including reasonable attorney's fees, arising out of or related to this Agreement or any transactions hereunder. The Secured Party hereby agrees to indemnify and hold harmless Salomon Smith Barney from and against any and all claims, actions, liabilities, lawsuits, losses, damages, costs are expenses including reasonable attorney's fees that may result by reason of Salomon Smith Barney complying with the instructions or entitlement orders of Secured Party. In the event that Salomon Smith Barney is sued or becomes involved in litigations as a result of complying with the above stated written instructions, Pledgor and Secured Party agree that Salomon Smith Barney shall be entitled to charge all the costs and fees it incurs in connection with such litigation to the Assets in the Account and to withdraw such sums as the costs and charges accrue.

For the purpose of this Agreement, the term "Authorized Officer of Pledgor" shall refer in the singular to GLENN EHLEY (who is, on the date hereof, the Pledgor) and "Authorized Officer of Secured Party" shall refer in the singular to John Berens (who is, on the date hereof, Chief Financial Officer of the Secured Party). If the Pledgor or Secured Party is a natural person then such term shall mean the Pledgor or Secured Party respectively and, if more than one natural person is the Pledgor or Secured Party, such

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natural persons may act severally. In the event that either Pledgor or Secured
Party shall find it advisable to designate a replacement of any of its Authorized Officers, written notice of any such replacement shall be given to Salomon Smith Barney.

Except with respect to the obligations and duties as set forth herein, this Agreement shall not impose or create any obligations or duties upon Salomon Smith Barney greater than or in addition to the customary and usual obligations and duties of Salomon Smith Barney to Pledgor.

The Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the respective parties hereto and shall be construed in accordance with the laws of the State of New York without regard to its conflict of law principles and the rights and remedies of the parties shall be determined in accordance with such laws.

Salomon Smith Barney will treat all property at any time held by Salomon Smith Barney in the Account as financial assets. Salomon Smith Barney acknowledges that this Agreement constitutes written notification to Salomon Smith Barney, pursuant to Articles 8 and 9 of the Uniform Commercial Code of the State of New York and any applicable federal regulations for the Federal Reserve Book Entry System, of the Secured Party's security interest in the Assets. The Pledgor, Secured Party and Salomon Smith Barney also are entering into this Agreement to provide for the Secured Party's control of the Assets and to perfect, and confirm the first and exclusive priority of the Secured Party's security interest in the Assets. Salomon Smith Barney agrees to promptly make and thereafter maintain all necessary entries or notations in it books and records to reflect the Secured Party's security interest in the Assets.

If any term or provision of this of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision were omitted. This Agreement may not be altered or amended in any manner without the express written consent of Pledgor, Secured Party and Salomon Smith Barney. This Agreement may be executed in any number of counterparts, all of which shall constitute one original agreement.

This Agreement may be terminated by Salomon Smith Barney upon 30 days written notice to Pledgor and Secured Party. Upon expiration of such 30 day period, Salomon Smith Barney shall be under no further obligation except to hold the pledged Assets in accordance with the terms of the Agreement, pending receipt of written instructions from Secured Party regarding the further disposition of the pledged Assets.

The Pledgor and Secured Party acknowledge that this Agreement supplements the Pledgor's existing Client Agreement(s) with Salomon Smith Barney and, except as expressly provided herein, in no way is this Agreement intended to abridge any rights that Salomon Smith Barney might otherwise have. In the event of a conflict between the terms of the Client Agreement and this Agreement, the terms of the agreement will control.

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IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be executed by their duly authorized officers all as of the day first above written.



PLEDGOR
GLENN EHLEY

Signature   /s/ Glenn Ehley
            ------------------------

Date  March 16, 2001



SECURED PARTY
AIRNET COMMUNICATIONS CORP.

By          John Berens
     ----------------------------------

Title    Chief Financial Officer
      ---------------------------------

Signature  /s/ John Berens

Date   March 16, 2001



SALOMON SMITH BARNEY INC.

By  /s/ Paul Chiampa                         Date March 20, 2001
    ----------------------------                  ------------------------------
      (Resident Vice President)


By  _______________________________                  Date ___________________
       (Regional Director)



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                                    EXHIBIT A


PLEDGED COLLATERAL ACCOUNT NUMBER:  xxx-xxxxx-x-x-xxx (Intentionally Redacted)


                                     ASSETS

                      25,261 Shares of AirNet Common Stock



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